EXHIBIT 10.1

 STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into this 6th of December, 2007, by and among DOUBLE EAGLE HOLDINGS, LTD. , a Nevada corporation (hereinafter referred to as "Buyer"); and ADAM ADLER and JACK HARGETT, TRUSTEE (hereinafter collectively referred to as "Seller"), being the majority stockholders of ULTIMATE SOCIAL NETWORK, INC., a Nevada corporation (the "Company").

WHEREAS, Seller is the owner of record and beneficially owns Ninety Thousand (90,000) shares of the issued and outstanding shares of Common Stock of the Company, which represents 90% of the issued and outstanding shares of the Company; and

WHEREAS, Seller desires to sell Sixty Thousand (60,000) shares of the Common Stock of the Company (“the Shares”), and Buyer desires to purchase the Shares, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.

SALE AND PURCHASE OF THE SHARES

1.1 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 1.2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, the Shares listed in Exhibit "A", attached hereto.

1.2 Closing. The purchase shall be consummated at a closing ("Closing") to take place at 11:00 o'clock a.m., at the offices of Buyer's counsel on December 10, 2007 ("Closing Date").

1.3 Purchase Price. The purchase price ("Purchase Price") for the Shares shall be Six Million Four Hundred Thousand (6,400,000) shares of Common Stock of the Buyer ("Buyer's Shares") delivered to Seller against receipt of certificates representing the Shares, duly endorsed for transfer to Buyer at Closing.

1.4 Other Agreements. At the Closing, the indicated parties shall execute and deliver the following additional agreements in substantially the form attached hereto:

(a) Appointment of Hank Durschlag and Clay Cooley as two of the Directors of the Company.

(b) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or assignments separate from the certificates, transferring the Shares from Seller to Buyer, copies of which are attached hereto as Exhibit "B".

1.5 Basic Agreements and Transactions Defined. This Agreement and other agreement listed in paragraph 1.4, are sometimes referred to as the "Basic Agreements". The transactions contemplated by the Basic Agreements are sometimes referred to as the "Transactions".

II.

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer, with respect to the Shares owned by Seller, as follows:

(a) Title to the Shares. At Closing, Seller shall own of record and beneficially the number of the Shares listed in Exhibit "A", of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares.

(b) Investment Intent. Seller is acquiring Buyer’s Shares for his or her own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Seller has no present intention of selling, granting participation in, or otherwise distributing the same. Seller understands the specific risks related to an investment in the shares of Buyer, especially as it relates to the financial performance of Buyer.

(c) Company's Financial Statements. Company’s Financial Statements are complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of Buyer as of November 30, 2007.

(d) No Liabilities. Seller is not aware of any liabilities for which the Company is liable or will become liable in the future except for the $72,500.00 presently owed to the Buyer.

(e) Material Contracts. The Company has no purchase, sale, commitment, or other contract, the breach or termination of which would have a materially adverse effect on the business, financial condition, results of operations, assets, liabilities, or prospects of Company.

(f) No Litigation. There are no actions, suits, claims, complaints or proceedings pending or threatened against Company, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding, which, if determined adversely to the Company, would have a material adverse effect on the Company. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to Buyer or any of its assets.

2.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

(a) Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Nevada. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. Buyer is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification, except where the failure to be qualified would not have a material adverse effect on the Company.

(b) Authority. Buyer has full power and lawful authority to execute and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Buyer, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Buyer, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any material agreement by which Buyer is a party or by which Buyer or any of its material properties or assets are bound or affected.

(c) Funding Commitment.  Buyer agrees to loan an additional One Hundred Twenty-Five Thousand ($125,000.00) Dollars to the Company under terms similar to the previous loan dated November 30, 2007 made by the Buyer after the Closing.

III

COVENANTS

3.1 Covenants of Buyer. Buyer covenants and agrees to perform the following acts:

(a) No Indebtedness. Buyer will not create, incur, assume, guarantee or otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices, where the entire net proceeds thereof are deposited with and used by and in connection with the business of Buyer.

(b) No Securities Issuances. Buyer will not issue any shares of any class of capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of Buyer except for the transactions contemplated herein.

(c) No Dividends. Buyer will not declare, set aside or pay any dividends or other distributions of any nature whatsoever.

(d) Contracts. Buyer will not enter into or assume any contract, agreement, obligation, lease, license, or commitment except in the ordinary course of business consistent with past practice or as contemplated by this Agreement.

(e) Capital Commitments. Buyer will not make or commit to make any material capital expenditure, capital addition or capital improvement.

(f) Consents. Buyer will use its best good faith efforts to obtain the consent or approval of each person or entity whose consent or approval is required for the consummation of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.

IV.
CONDITIONS PRECEDENT TO THE
OBLIGATIONS OF BUYER TO CLOSE

The obligation of Buyer to close the Transactions contemplated hereby is subject to the fulfillment by Seller prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:

4.1 Compliance with Representations, Warranties and Covenants. The representations and warranties of Seller and Company contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. Seller shall have performed all agreements, covenants and conditions required to be performed by Seller prior to the Closing.

4.2 No Legal Proceedings. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

4.3 Documents to be Delivered by Seller. The Company and Seller shall have delivered the following documents:

(a) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or accompanied by duly executed stock powers.

(b) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

V.

CONDITIONS PRECEDENT TO THE
OBLIGATIONS OF SELLER TO CLOSE

The obligation of Seller to close the Transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by Seller:

5.1 Compliance with Representations, Warranties and Covenants. The representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

5.2 No Legal Proceedings. No suit, action or other legal or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

5.3 Other Agreements. All parties other than Seller shall have executed and delivered the Basic Agreements.

5.4 Payments. Seller shall have received from Buyer all Common Stock to be issued at the Closing by Buyer pursuant to the Basic Agreements.

VI.

MODIFICATION, WAIVERS, TERMINATION
AND EXPENSES

6.1 Modification. Buyer and Seller may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing.

6.2 Waivers. Buyer and Seller may in writing extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

6.3 Termination and Abandonment. This Agreement may be terminated and the purchase of the Shares may be abandoned before the Closing:
(a) By the mutual consent of Seller and Buyer;

(b) By Buyer, if the representations and warranties of Seller set forth herein shall not be accurate, or the conditions precedent set forth in Article IV shall have not have been satisfied, in all material respects; or

(c) By Seller, if the representations and warranties of Buyer set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall not have been satisfied in all material respects.

Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.

VII.

MISCELLANEOUS

7.1 Representations and Warranties to Survive. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

7.2 Binding Effect of the Basic Agreements. The Basic Agreements and the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of the Basic Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Basic Agreements, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns. Whenever Seller is authorized to act hereunder, any action authorized by members of Seller holding a majority of the Shares shall be deemed the act of and binding on all members of Seller.

7.3 Applicable Law. The Basic Agreements are made pursuant to, and will be construed under, the laws of the State of Nevada.

7.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

(a) If to Seller, to:

Adam Adler
4650 Ironwood Drive
North Myrtle Beach, SC 29582
Telephone: (843) 390-4228
Fax: (843) 390-4228

(b) If to Buyer, to:

Hank Durschlag, President
c/o G. David Gordon & Associates, P.C.
7633 East 63rd Place, Suite 210
Tulsa, OK 74133
Telephone: (918) 254-4997
Fax: (918) 254-2988

These addresses may be changed from time to time by written notice to the other parties.

7.5 Headings. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

7.6 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

7.7 Severability. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

7.8 Forbearance; Waiver. Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

7.9 Attorneys' Fees and Expenses. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

7.10 Expenses. Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

7.11 Integration. This Agreement and all documents and instruments executed pursuant hereto merge and integrate all prior agreements and representations respecting the Transactions, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This Agreement has been negotiated by and submitted to the scrutiny of both Seller and Buyer and their counsel and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by either party hereto or its counsel.

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.

"BUYER"

DOUBLE EAGLE HOLDINGS, LTD.

By:	/s/ M.E. Durschlag
M.E. Durschlag, President

"SELLER"

/s/ Adam Adler
Adam Adler

/s/ Jack Hargatt, Trustee
Jack Hargatt, Trustee

“COMPANY”

ULTIMATE SOCIAL NETWORK, INC.

By:	/s/ Adam Adler
Adam Adler, President

EXHIBIT “A”

SHAREHOLDER (SELLER)	SHARES	BUYER’S SHARES

Adam Adler	37,500	4,000,000

Jack Hargett	22,500	2,400,000